UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

OMEGA FLEX, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	000-51372	23-1948942
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

451 Creamery Way

Exton, Pennsylvania 19341

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 610-524-7272

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OFLX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Audit Committee of the Board of Directors of Omega Flex, Inc. (the “Company”) conducted a comprehensive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and issued a Request for Proposal (“RFP”) to several qualified accounting firms, including RSM US LLP (“RSM”), the Company’s then current independent registered public accounting firm. As a result of this process, following the review and evaluation of proposals from participating firms, on May 22, 2026, the Audit Committee approved the appointment of PKF O’Connor Davies LLP (“PKF”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2026, and the dismissal of RSM, subject to the completion of certain procedures and the execution of an engagement letter with PKF.

On June 10, 2026 (the “Effective Date”), following completion of such procedures, the Company executed an engagement letter with PKF. Accordingly, PKF was appointed as the Company’s independent registered public accounting firm on the Effective Date. PKF’s appointment will be for the Company’s fiscal year ending December 31, 2026, and related interim quarterly periods ending June 30, 2026 and September 30, 2026. Also on June 11, 2026, the Company notified RSM that it was dismissed.

The reports of RSM on the Company’s consolidated financial statements for the fiscal years ended December 31, 2025 and 2024, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2025 and 2024, and the subsequent interim quarterly period ending March 31, 2026 and through the Effective Date (i) there were no disagreements between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of RSM, would have caused RSM to reference the subject matter in their audit report, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided RSM with a copy of the disclosures contained in this Item 4.01 and has requested that RSM furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of RSM’s letter, dated June 12, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2025 and 2024, and in the subsequent interim quarterly periods ending March 31, 2026, neither the Company nor anyone on its behalf consulted PKF on (i) the application of accounting principles to a specified transaction, either completed or proposed, or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that PKF concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits:

Exhibit Number	Description

16.1	Copy of Letter dated June 12, 2026 from RSM US LLP to Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMEGA FLEX, INC.

Date: June 15, 2026	By:	/s/ Matthew F. Unger
Matthew F. Unger
Vice President – Finance and Chief Financial Officer